EXHIBIT 21

                    Subsidiaries of American HealthChoice, Inc.


                    Subsidiary                           Clinic
                    ----------                           ------
  1  AHC Chiropractic Clinics, Inc., a Texas    Bandera, Wurzbach, San
       corporation                                Pedro, Corpus Christi,
                                                  San Benito, Laredo & Katy
                                                  Chiropractic
     AHC Physicians Corporation, Inc., a        San Pedro & Southcross
       Texas corporation                          medical
     AHC Physicians Corporation, Inc., a        Inactive
       Georgia corporation
     Total Medical Diagnostics, Inc., a         Inactive
       Delaware corporation
     Nationwide Sports and Injury, Inc., a      Bandera Physical therapy
       Texas corporation
     United Chiropractic Clinics of Uptown,     Uptown
       Inc., a Louisiana corporation
     New Orleans East Chiropractic Clinics,     New Orleans East
       Inc., a Louisiana corporation
     AHC Clinic Management, L.L.C., a Texas     Inactive
       limited liability company
     AHI Management, Inc., a Texas              Corporate office
       corporation
     Diagnostic Services, Inc., a Texas         Inactive
       corporation
     Katy Sports Injury and Rehab,              Inactive
       Incorporated, a Texas corporation
     Pacific Chiropractic (San Pedro),          Inactive
       Incorporated, d/b/a United Chiropractic
       Clinic, a Texas corporation
     Apple Chiropractic Clinic of Wurzbach,     Inactive
       Incorporated, a Texas corporation
     Valley Family Health Center, L.L.C.,       Valley Family chiropractic
        a Texas limited liability company